Exhibit 99.1

NEWS RELEASE
                                [Graphic Omitted:  Logo of SPX Corporation]

Contact:   Jeremy W. Smeltser (Investors)
           704-752-4478
           E-mail:  investor@spx.com

           Tina Betlejewski (Media)
           704-752-4454
           E-mail: spx@spx.com


               SPX AMENDS MANAGEMENT RESTRICTED STOCK PROGRAM

   Retains Consulting Firm to Conduct Independent Comprehensive Review of
                           Executive Compensation

               Removes Directors From EVA-Based Compensation

     CHARLOTTE, NC - December 10, 2004 - SPX Corporation (NYSE: SPW) today announced that its Board of Directors, as part of its continuing review of the company's compensation plan, has amended SPX's management restricted stock and director compensation programs.

     The Board has established the S&P 500 index as an objective benchmark for the vesting of restricted stock. The Board has also retained Watson Wyatt Worldwide, a leading compensation consulting firm, to conduct an independent and comprehensive review of the company's compensation program. The review will commence immediately.

     The Board will institute performance thresholds for vesting of restricted stock and restricted stock units awarded to SPX employees in 2005 and future years. For the nine-member senior management group, this vesting will be based on SPX shareholder return versus the S&P 500. The share grant will vest if the company outperforms the S&P 500 on an annual basis. In the event the share grant does not vest in any year, SPX shareholder return versus the S&P 500 for the cumulative periods will serve as the basis for vesting. For all other recipients, vesting will be based on the achievement of either Economic Value Added(R) (EVA) performance targets or SPX shareholder return versus the S&P 500. The Board believes that providing employee and officer grants at a fixed number of shares (rather than shares worth a specified dollar value) aligns their interests with those of all shareholders, thereby presenting a strong incentive to enhance shareholder value.

     The Board has also decided to remove Directors from its current EVA-based compensation plan. Beginning on January 1, 2005, Directors will receive a flat fee annual retainer of $60,000 and 2,500 shares of phantom equity with a three-year vesting period based on SPX shareholder return versus the S&P 500. In years in which SPX outperforms the S&P 500, Directors will receive cash equivalent to the fair market value of the portion of the phantom equity vesting in that year.

     As previously announced, the nine members of the senior management team will forego any bonus payments for 2004, including payments of previously earned amounts from EVA bonus banks. In addition, four members of the SPX management team have elected to voluntarily surrender 2.5 million outstanding "out-of-the-money" stock options granted to them in August 2000.

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

     SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

     SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on December 9, 2004.

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